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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-90491) and in the related Prospectus and on Form S-8 (Nos. 333-82221, 333-19915 and 333-19917) pertaining to the 1993 Long-Term Incentive Plan, as Amended as Restated, the 1993 Long-Term Incentive Plan and 1993 Non-Employee Director Stock Option Plan of our report dated February 4, 2000, with respect to the consolidated financial statements of Transkaryotic Therapies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                /s/ Ernst & Young LLP


Boston, Massachusetts
March 20, 2000



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